EXHIBITS TO BE FILED BY EDGAR


 Exhibits:


             F-1   -     Opinion of Berlack, Israels &
                         Liberman LLP.

             F-2   -     Opinion of Ballard Spahr Andrews &
                         Ingersoll.

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